Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-52820 dated December 27, 2000, Form S-8 No. 333-40674 dated June 30, 2000, and Form S-8 No. 333-92607 dated December 10, 1999) of Online Resources Corporation and in the related Prospectuses of our reports dated February 2, 2004, with respect to the schedule of Online Resources Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 9, 2004